As filed with the Securities and Exchange Commission on March 31, 2004	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BSQUARE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	91-1650880
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

3150 139th Avenue S.E., Suite 500
Bellevue, Washington 98005-4081
(Address of Principal Executive Offices) (Zip Code)

AMENDED AND RESTATED STOCK OPTION PLAN, AS AMENDED
(Full title of the plan)

Brian T. Crowley
President and Chief Executive Officer
3150 139th Avenue S.E., Suite 500
Bellevue, Washington 98005-4081
(Name and address of agent for service)

(425) 519-5900
(Telephone number, including area code, of agent for service)

Copies to:

Mark F. Worthington, Esq.
Summit Law Group, PLLC
315 Fifth Avenue South, Suite 1000
Seattle, Washington 98104

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to	Amount to be	offering price per	aggregate offering	Amount of
be registered	registered (1)	share (3)	price	registration fee (4)
Common Stock, no par value per share	1,478,725 (2)	$0.95	$1,404,788.75	$177.99

(1)	Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the registrant’s Amended and Restated Stock Option Plan, as amended (the “Plan”), as the result of any future stock split, stock dividend or similar adjustment to the registrant’s outstanding Common Stock.

(2)	Represents additional shares of Common Stock which are available for issuance under the Plan as a result of the automatic “evergreen” provision described in such Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low sales price of the Common Stock on March 25, 2004 as reported on the Nasdaq National Market.

(4)	The registrant previously paid fees totaling $2,771.70 to register shares of Common Stock reserved for issuance under its Employee Stock Purchase Plan in connection with a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 20, 2002 (File No. 333-90848), which incorporated by reference the registrant’s registration statement on Form S-8 filed with the Commission on October 20, 1999 (File No. 333-89333; together with the aforementioned S-8, the “2002 S-8”). Simultaneously with the filing of this Registration Statement, the registrant is filing a post-effective amendment to the 2002 S-8 to deregister 1,618,015 shares of Common Stock subject thereto that were reserved for issuance under the registrant’s 1999 Employee Stock Purchase Plan. Thus, pursuant to Rule 457(b) under the Securities Act, the remainder of the filing fee of $2,771.70 previously paid by the registrant in connection with the 2002 S-8 may be applied to the total filing fee of $177.99 for this Registration Statement. As a result, no filing fee is due in connection with this filing.

STATEMENT UNDER GENERAL INSTRUCTION E — REGISTRATION OF ADDITIONAL SECURITIES AND INCORPORATION BY REFERENCE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 8. EXHIBITS.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

STATEMENT UNDER GENERAL INSTRUCTION E —

REGISTRATION OF

ADDITIONAL SECURITIES AND INCORPORATION BY REFERENCE

     This Registration Statement registers 1,478,725 additional shares of the registrant’s Common Stock authorized for issuance under the registrant’s Amended and Restated Stock Option Plan, as amended, as a result of the operation of the “evergreen” provision contained therein. Accordingly, the contents of the previous Registration Statements on Form S-8 (File No. 333-89333, File No. 333-70210 and File No. 333-90848), including any amendments thereto or filings incorporated therein, are incorporated by reference into this Registration Statement, including periodic reports that the registrant filed after such Registration Statements on Form S-8 were filed to maintain current information about the registrant. The reports the registrant has most recently filed are listed below:

(a) The registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “Commission”) on March 30, 2004, including portions of the registrant’s definitive Proxy Statement for the 2004 Annual Meeting of Shareholders incorporated therein by reference; and

(b) The registrant’s Current Reports on Form 8-K, filed with the Commission on January 6, 2004, January 30, 2004, February 24, 2004 and March 30, 2004.

     All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold, or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or contained in this Registration Statement shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

Exhibit
Number	Exhibit
5.1	Opinion of Summit Law Group, PLLC

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2*	Consent of Arthur Andersen LLP

23.3	Consent of Summit Law Group, PLLC (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (see signature page)

99.1**	Amended and Restated Stock Option Plan, as amended

* The registrant is unable to obtain the consent of Arthur Andersen LLP to the incorporation by reference into this Registration Statement on Form S-8 of its audit reports with respect to the registrant’s financial statements as of and for the fiscal years ended December 31, 2001 and 2000. The registrant has therefore dispensed with the requirement to file such written consent in reliance on Rule 437a of the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of their reports included or made a part of this Registration Statement, securityholders will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

** Incorporated by reference to Exhibit 10.1(e) of the registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 30th day of March, 2004.

BSQUARE CORPORATION (Registrant)
By:	/s/ Brian T. Crowley
Brian T. Crowley
President and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Brian T. Crowley and Scott C. Mahan, or either of them, his true and lawful attorney-in-fact and agent, with the power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and his agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 30th day of March, 2004.

SIGNATURE	TITLE

/s/ Brian T. Crowley	President, Chief Executive Officer and Director (Principal Executive Officer)
Brian T. Crowley

/s/ Scott C. Mahan	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)
Scott C. Mahan

/s/ Donald B. Bibeault	Chairman of the Board of Directors
Donald B. Bibeault

/s/ Scot E. Land	Director
Scot E. Land

/s/ William L. Larson	Director
William L. Larson

/s/ Elwood D. Howse, Jr.	Director
Elwood D. Howse, Jr.

/s/ Elliott H. Jurgensen, Jr.	Director
Elliott H. Jurgensen, Jr.

EXHIBIT INDEX

Exhibit
Number	Exhibit
5.1	Opinion of Summit Law Group, PLLC

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2*	Consent of Arthur Andersen LLP

23.3	Consent of Summit Law Group, PLLC (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (see signature page)

99.1**	Amended and Restated Stock Option Plan, as amended

* The registrant is unable to obtain the consent of Arthur Andersen LLP to the incorporation by reference into this Registration Statement on Form S-8 of its audit reports with respect to the registrant’s financial statements as of and for the fiscal years ended December 31, 2001 and 2000. The registrant has therefore dispensed with the requirement to file such written consent in reliance on Rule 437a of the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of their reports included or made a part of this Registration Statement, securityholders will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

** Incorporated by reference to Exhibit 10.1(e) of the registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2003.